        EX-23.2



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Washington Mutual, Inc. on Form S-8 of our report dated February 25, 2000, appearing in the Annual Report on Form 10-K of Washington Mutual, Inc. for the year ended December 31, 1999.



/s/ Deloitte & Touche LLP

Seattle, Washington
July 5, 2000